Exhibit 3.2

FORTIS INC.

BY-LAW NO. 1

A by-law relating generally to the conduct of the affairs of FORTIS INC. (the “Corporation”).

BE IT ENACTED AND IT IS HEREBY ENACTED as a by-law of the Corporation as follows:

INTERPRETATION

1.                                                                                      Definitions

In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

(a)                                 “Act” means the Corporations Act, R.S.N.L. 1990, c. C-36 and the regulations thereunder, as from time to time amended, and every statute or regulation that may be substituted therefor and, in the case of such amendment or substitution, any reference in the by-laws of the Corporation shall be read as referring to the amended or substituted provisions;

(b)                                 “by-law” means any by-law of the Corporation from time to time in force and effect;

(c)                                  all terms contained in the by-laws which are defined in the Act shall have the meanings given to such terms in the Act;

(d)                                 words importing the singular number only shall include the plural and vice versa; words importing any gender shall include all genders; words importing persons shall include partnerships, syndicates, trusts and any other legal or business entity; and

(e)                                  the headings used in the by-laws are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions.

REGISTERED OFFICE

2.                                                                                      The Corporation may from time to time by resolution of the directors change the address of the registered office of the Corporation within the place in the Province of Newfoundland and Labrador designated in the articles of the Corporation or such other place as permitted by the Act.

SEAL

3.                                                                                      The Corporation may, but need not, have a corporate seal. An instrument or agreement executed on behalf of the Corporation by a director, an officer or an agent of the Corporation is not invalid solely because the corporate seal, if any, is not affixed thereto.

DIRECTORS

4.                                                                                      Number

The minimum and maximum number of directors of the Corporation is set out in the articles of the Corporation. Subject to paragraph 12, the number of directors of the Corporation shall be the number of directors elected by the shareholders of the Corporation at the most recent meeting of shareholders. At least 25% of the directors (or the minimum number required by the Act, if less than 25%) shall be resident Canadians.

5.                                                                                      Powers

The directors shall direct the management of the business and affairs of the Corporation and may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and are not by the Act, the articles, the by-laws, any special resolution of the Corporation or by statute expressly directed or required to be done in some other manner.

6.                                                                                      Duties

All directors and officers of the Corporation in exercising their powers and discharging their duties shall:

(a)                                 act honestly and in good faith with a view to the best interests of the Corporation; and

(b)                                 exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Every director and officer of the Corporation shall comply with the Act, the regulations thereunder and the Corporation’s articles and by-laws.

7.                                                                                      Qualification

Every director shall be an individual 19 or more years of age and no one who is mentally incompetent and has been so found by a court in Canada or elsewhere or who has the status of a bankrupt shall be a director.

8.                                                                                      Election of Directors

Directors shall be elected by the shareholders of the Corporation by ordinary resolution. Whenever at any election of directors of the Corporation the number or the minimum number of directors required by the articles is not elected by reason of the lack of consent, disqualification, incapacity or death of any candidates, the directors elected at that meeting may exercise all the powers of the directors if the number of directors so elected constitutes a quorum, but such quorum of directors may not fill the resulting vacancy or vacancies.

An individual who is elected or appointed to hold office as a director is not a director and is deemed not to have been elected or appointed to hold office as a director unless:

(a)                                 he or she was present at the meeting when the election or appointment took place and he or she did not refuse to hold office as a director; or

(b)                                 he or she was not present at the meeting when the election or appointment took place and:

(i)                               he or she consented to hold office as a director in writing before the election or appointment or within 10 days after it; or

(ii)                                  he or she has acted as a director pursuant to the election or appointment.

9.                                                                                      Term of Office

A director’s term of office (subject to paragraph 13 below), shall be from the date of the meeting at which such director is elected or appointed until the close of the annual meeting of shareholders next following such director’s election or appointment or until such director’s successor is elected or appointed. If qualified, a director whose term of office has expired is eligible for re-election as a director, subject to the terms of any mandatory retirement policy adopted by the board of directors from time to time.

10.                                                                               Ceasing to Hold Office

A director ceases to hold office if such director:

(a)                                 dies;

(b)                                 sends to the Corporation a written resignation, which shall be effective upon receipt by the Corporation, or at the time specified in the resignation, whichever is later;

(c)                                  is removed from office in accordance with paragraph 13 below;

(d)                                 at the close of the annual meeting of shareholders next following the attainment by such directors of the first to occur of:

(i)                             the age of mandatory retirement, or

(ii)                        the maximum number of years of service on the board of directors, whether or not served consecutively,

determined from time to time by the board of directors, if any;

(e)                                  becomes bankrupt; or

(f)                                   is found by a court in Canada or elsewhere to be mentally incompetent.

11.                                                                               Vacancies

Notwithstanding any vacancy among the directors, the remaining directors may exercise all the powers of the directors so long as a quorum of the number of directors remains in office. Subject to subsections 181(1) and (3) of the Act and to the provisions (if any) of the Corporation’s articles, where there is a quorum of directors in office and a vacancy occurs, such quorum of directors may appoint a qualified person to fill such vacancy for the unexpired term of such appointee’s predecessor.

12.                                                                               Appointment of Directors between Meetings

If permitted by the Act the directors may determine the number of directors, and may, between meetings of shareholders, appoint an additional director if, after such appointment, the total number of directors would not be greater than one and one-third times the number of directors required to have been elected at the last annual meeting of shareholders.

13.                                                                               Removal of Directors

Subject to subsection 179(2) of the Act, the shareholders of the Corporation may by ordinary resolution at a special meeting remove any director before the expiration of such director’s term of office and may, by a majority of the votes cast at the meeting, elect any person in such director’s stead for the remainder of such director’s term.

If a meeting of shareholders was called for the purpose of removing a director from office, the director so removed shall vacate office forthwith upon the passing of the resolution for such director’s removal.

14.                                                                               Validity of Acts

An act of a director or officer is valid notwithstanding an irregularity in their election or appointment or a defect in their qualification.

MEETINGS OF DIRECTORS

15.                                                                               Place of Meetings

Meetings of directors and of any committee of directors may be held at any place.

16.                                                                               Calling Meetings

A meeting of directors may be convened by the Chair of the Board (if any), the President or any director at any time and the Secretary shall upon direction of any of the foregoing convene a meeting of directors.

17.                                                                               Notice

Notice of the time and place for the holding of any such meeting shall be sent to each director not less than 48 hours before the meeting is to be held; provided that meetings of the directors or of any committee of directors may be held at any time without formal notice if all the directors are present (except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called) or if all the absent directors have waived notice. The notice shall specify any matter referred to in subsection 189(3) of the Act that is to be dealt with at the meeting.

For the first meeting of directors to be held following the election of directors at an annual or special meeting of the shareholders or for a meeting of directors at which a director is appointed to fill a vacancy in the board, no notice of such meeting need be given to the newly elected or appointed director or directors in order for the meeting to be duly constituted, provided a quorum of the directors is present.

18.                                                                               Waiver of Notice

Notice of any meeting of directors or of any committee of directors or any irregularity in any meeting or in the notice thereof may be waived in any manner by any director, and such waiver may be validly given either before or after the meeting to which such waiver relates. Attendance of a director at a meeting of directors is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

19.                                                                               Electronic Participation

Where all the directors of the Corporation consent (either before, during or after the meeting), a director may participate in a meeting of directors or of any committee of directors by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, and a director participating in a meeting by such means shall be deemed for the purposes of the Act and the by-laws to be present at that meeting.

20.                                                                               Quorum and Voting

A majority of the directors of the Corporation then in office shall constitute a quorum for the transaction of business at any meeting of directors. Subject to subsections 181(1), 184(4) and 191(1) of the Act, no business shall be transacted by the directors except at a meeting of directors at which a quorum is present and at which at least 25% of the directors present (or the minimum number required by the Act, if less than 25%) are resident Canadians. Questions arising at any meeting of directors shall be decided by a majority of votes. In the case of an equality of votes the chair of the meeting shall not be entitled to a second or casting vote.

21.                                                                               Adjournment

Any meeting of directors or of any committee of directors may be adjourned from time to time by the chair of the meeting, with the consent of the meeting, to a fixed time and place. No notice of the time and place for the holding of the adjourned meeting need be given to any director if the time and place of the adjourned meeting is announced at the original meeting. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The directors who form the quorum at the adjourned meeting need not be the same directors who formed the quorum at the original meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

22.                                                                               Resolutions in Writing

A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or committee of directors, is as valid as if it had been passed at a meeting of directors or committee of directors.

COMMITTEES OF DIRECTORS

23.                                                                               General

The directors may from time to time appoint from their number one or more committees of directors, at least 25% of whose members (or the minimum number required by the Act, if less than 25%) are resident Canadians. The directors may delegate to each such committee any of the powers of the directors, except that no such committee shall have the authority to:

(a)                                 submit to the shareholders any question or matter requiring the approval of the shareholders;

(b)                                 fill a vacancy among the directors or in the office of auditor, or appoint additional directors;

(c)                                  issue securities except in the manner and on the terms authorized by the directors;

(d)                                 declare dividends;

(e)                                  purchase, redeem or otherwise acquire shares issued by the Corporation;

(f)                                   pay any commission referred to in section 75 of the Act;

(g)                                  approve a management proxy circular;

(h)                                 approve a take-over bid circular or directors’ circular;

(i)                                     approve any annual financial statements to be placed before the shareholders of the Corporation; or

(j)                                    adopt, amend or repeal by-laws of the Corporation.

24.                                                                               Audit Committee

If the Corporation is a distributing corporation the board of directors shall elect annually from among their number an audit committee to be composed of not fewer than three directors, a majority of whom are not officers or employees of the Corporation or any of its affiliates.

Each member of the audit committee shall serve during the pleasure of the board of directors and, in any event, only so long as such member shall be a director. The directors may fill vacancies in the audit committee by election from among their number.

The auditor of the Corporation is entitled to receive notice of every meeting of the audit committee and, at the expense of the Corporation, to attend and be heard thereat; and, if so requested by a member of the audit committee, shall attend every meeting of the committee held during the term of office of the auditor. The auditor of the Corporation or any member of the audit committee may call a meeting of the committee.

The audit committee shall review the financial statements of the Corporation prior to approval thereof by the board of directors and shall have such other powers and duties as may from time to time by resolution be assigned to it by the board.

25.                                                                               Procedure

Each committee shall have power to fix its quorum at not less than a majority of its members and to determine its own rules of procedure subject to any regulations imposed by the board of directors from time to time.

26.                                                                               Transaction of Business

The powers of a committee of the board may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Canada.

OFFICERS

27.                                                                               Appointment of Officers

The directors may annually or as often as may be required appoint such officers as they shall deem necessary, who shall have such authority and shall perform such functions and duties as may from time to time be prescribed by resolution of the directors, delegated by the directors or by other officers or properly incidental to their offices or other duties, provided that no officer shall be delegated the power to do anything referred to in paragraph 23 above. Such officers may include, without limitation, any of a President, a Chief Executive Officer, a Chair of the Board, one or more Vice-Presidents, a Chief Financial Officer, a Controller, a Secretary, a Treasurer and one or more Assistant Secretaries and/or one or more Assistant Treasurers. None of such officers (except the Chair of the Board) need be a director of the Corporation. A director may be appointed to any office of the Corporation. Two or more of such offices may be held by the same person.

28.                                                                               Removal of Officers

All officers shall be subject to removal by resolution of the directors at any time, with or without cause. The directors may appoint a person to an office to replace an officer who has been removed or who has ceased to be an officer for any other reason.

29.                                                                               Duties of Officers may be Delegated

In case of the absence or inability or refusal to act of any officer of the Corporation or for any other reason that the directors may deem sufficient, the directors may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

REMUNERATION OF DIRECTORS, OFFICERS AND EMPLOYEES

30.                                                                               The remuneration to be paid to the directors of the Corporation shall be such as the directors shall from time to time by resolution determine and such remuneration shall be in addition to the salary paid to any officer or employee of the Corporation who is also a director. The directors may also by resolution award special remuneration to any director in undertaking any special services on the Corporation’s behalf other than the normal work ordinarily required of a director of a corporation. The confirmation of any such resolution or resolutions by the shareholders shall not be required. The directors may fix the remuneration of the officers and employees of the Corporation. The directors, officers and employees shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Corporation.

INDEMNITIES TO DIRECTORS AND OTHERS

31.                                                                               Indemnification

Subject to the provisions of sections 205 through 209 of the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, or his or her heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the person in respect of any civil, criminal or administrative action or proceeding in which the individual is involved because of that association with the Corporation or other entity.

The Corporation is hereby authorized to execute agreements evidencing its indemnity in favour of the foregoing persons to the full extent permitted by law.

32.                                                                               Advance of Costs

Unless prohibited by the Act, the Corporation may advance moneys to any director, officer or other person for the costs, charges and expenses of a proceeding referred to in paragraph 31. The person, however, shall repay the moneys to the Corporation if the individual is found to not be entitled to indemnification under section 207 of the Act.

33.                                                                               Insurance

The Corporation may purchase and maintain insurance for the benefit of any person referred to in paragraph 31 against such liabilities and in such amounts as the board may determine and are permitted by the Act.

SHAREHOLDERS’ MEETINGS

34.                                                                               Annual or Special Meetings

The directors of the Corporation:

(a)                                 shall call an annual meeting of shareholders not later than 15 months after holding the last preceding annual meeting but no later than 6 months after the end of the Corporation’s preceding financial year; and

(b)                                 may at any time call a special meeting of shareholders.

35.                                                                               Place of Meetings

Meetings of shareholders of the Corporation shall be held at such place: (a) within the Province of Newfoundland and Labrador as the directors may determine; or (b) outside the Province of Newfoundland and Labrador as may be permitted by the Act.

36.                                                                               Electronic Participation and Voting

Any person entitled to attend a meeting of shareholders may participate in the meeting by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the Corporation makes available such a communication facility. A person participating in a meeting by such means is deemed for all purposes of the Act and the by-laws to be present at the meeting. If the directors or the shareholders of the Corporation call a meeting of shareholders pursuant to the Act, those directors or shareholders, as the case may be, may determine that the meeting shall be held entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. Any vote at a meeting of shareholders may be held entirely by means of a telephonic, electronic or other communication facility, if the Corporation makes available such a communication facility, and any person participating in a meeting of shareholders by means of such facility and entitled to vote at that meeting may vote by means of such facility, provided that any such facility made available by the Corporation shall enable the votes to be gathered in a manner that permits their subsequent verification and permits the tallied votes to be presented to the Corporation without it being possible for the Corporation to identify how each shareholder or group of shareholders voted.

37.                                                                               Shareholder List

The Corporation shall prepare an alphabetical list of the shareholders entitled to receive notice of a meeting and vote at the meeting, showing the number of shares held by each shareholder:

(a)                                 if a record date for determining the shareholder entitled to receive notice of the meeting and/or entitled to vote at the meeting has been fixed, not later than 10 days after that date; or

(b)                                 if no record date has been fixed, on the record date established in accordance with paragraph 51 below.

Subject to subsection 233(2) of the Act, a shareholder whose name appears on such list is entitled to vote the shares shown opposite such shareholder’s name at the meeting to which the list relates.

38.                                                                               Notice

A notice stating the day, hour and place of meeting and, if special business is to be transacted thereat, stating (a) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon, and (b) the text of any special resolution to be submitted to the meeting, shall be sent to each shareholder entitled to vote at the meeting, to each director of the Corporation and to the auditor of the Corporation. Such notice shall be personally delivered, sent by prepaid mail or, unless prohibited by the Act or any other laws applicable in the Province of Newfoundland and Labrador to communications with shareholders, delivered electronically by any means capable of producing a written copy, not less than 21 days and not more than 50 days (or such other number of days in either case as may be permitted by the Act from time to time), or if the Corporation is not a distributing corporation, not less than such number of days as may be fixed by the directors, before the date of every meeting, and shall be addressed to the latest mailing address or electronic address of each such person as shown in the records of the Corporation or its transfer agent, or if no such address is shown therein, then to the last mailing address of each such person known to the Secretary. Notice of any meeting of shareholders or the time for the giving of any such notice or any irregularity in any such meeting or in the notice thereof may be waived in any manner by any shareholder, the duly appointed proxy of any shareholder, any director or the auditor of the Corporation and any other person entitled to attend a meeting of shareholders, and any such waiver may be validly given either before or after the meeting to which such waiver relates.

The auditor of the Corporation is entitled to receive notice of every meeting of shareholders of the Corporation and, at the expense of the Corporation, to attend and be heard thereat on matters relating to the auditor’s duties.

39.                                                                               Omission of Notice

The accidental omission to give notice of any meeting to or the non-receipt of any notice by any person shall not invalidate any resolution passed or any proceeding taken at any meeting of shareholders.

40.                                                                               Chair

The Chair of the Board (if any) shall when present preside at all meetings of shareholders. In the absence of the Chair of the Board (if any), the President or, if the President is also absent, a Vice-President (if any) shall act as chair. If none of such officers is present at a meeting of shareholders, the shareholders present entitled to vote shall choose a director as chair of the meeting and if no director is present or if all the directors decline to take the chair then the shareholders present shall choose one of their number to be chair.

41.                                                                               Votes

Votes at meetings of the shareholders may be cast either personally or by proxy. At every meeting at which a shareholder is entitled to vote, such shareholder (if present in person) or the proxyholder for such shareholder shall have one vote on a show of hands. Upon a ballot on which a shareholder is entitled to vote, every shareholder (if present in person or by proxy) shall (subject to the provisions, if any, of the Corporation’s articles) have one vote for every share registered in such shareholder’s name.

Every question submitted to any meeting of shareholders shall be decided in the first instance on a show of hands. In the case of an equality of votes the chair of the meeting shall not be entitled to a second or casting vote.

At any meeting, unless a ballot is demanded by a shareholder or proxyholder entitled to vote at the meeting, either before or after any vote by a show of hands, a declaration by the chair of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be evidence of the fact without proof of the number or proportion of votes recorded in favour of or against the motion.

If at any meeting a ballot is demanded on the election of a chair or on the question of adjournment or termination, the ballot shall be taken forthwith without adjournment. If a ballot is demanded on any other question or as to the election of directors, the ballot shall be taken in such manner and either at once or later at the meeting or after adjournment as the chair of the meeting directs. The result of a ballot shall be deemed to be the resolution of the meeting at which the ballot was demanded. A demand for a ballot may be made either before or after any vote by show of hands and may be withdrawn.

Where a body corporate or association is a shareholder, any individual authorized by a resolution of the directors or governing body of the body corporate or association may represent it at any meeting of shareholders and exercise at such meeting on behalf of the body corporate or association all the powers it could exercise if it were an individual shareholder, provided that the Corporation or the chair of the meeting may require such shareholder or such individual authorized by it to furnish a certified copy of such resolution or other appropriate evidence of the authority of such individual.

42.                                                                               Proxies

A shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or proxyholders or one or more alternate proxyholders, who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy.

A form of proxy shall be a written or printed form that complies with the regulations under the Act (to the extent applicable). A form of proxy becomes a proxy on completion by or on behalf of a shareholder and execution by the shareholder or such shareholder’s attorney authorized in writing. Alternatively, a proxy may be an electronic document that satisfies the requirements of the Act. A proxy is valid only at the meeting in respect of which it is given or at any adjournment thereof.

The directors may specify in a notice calling a meeting of shareholders a time not exceeding 48 hours, excluding Saturdays, Sundays and statutory holidays, preceding the meeting or an adjournment thereof before which time proxies to be used at the meeting must be deposited with the Corporation or its agent (subject to the rights of shareholders to revoke proxies, as provided below).

A shareholder may revoke a proxy either (a) by depositing an instrument in writing executed by the shareholder or by the shareholder’s attorney authorized in writing at the registered office of the Corporation at any time up to and including the last business day preceding the day of the meeting, or an adjournment thereof, at which the proxy is to be used, or with the chair of the meeting on the day of the meeting or an adjournment thereof, or (b) in any other manner permitted by law.

43.                                                                               Adjournment

The chair of the meeting may with the consent of the meeting adjourn any meeting of shareholders from time to time to a fixed time and place. If the meeting is adjourned for less than 30 days, no notice of the time and place for the holding of the adjourned meeting need be given to any shareholder, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting but, unless the meeting is adjourned by one or more adjournments for an aggregate of more than 90 days, section 250 of the Act does not apply. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The persons who form the quorum at the adjourned meeting need not be the same persons who formed the quorum at the original meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at any adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

44.                                                                               Quorum

Two persons present and collectively holding or representing by proxy at least 25 percent of the issued and outstanding shares of the Corporation shall be a quorum of any meeting of shareholders for the time being enjoying voting rights at such meeting. If a quorum is present at the opening of a meeting of shareholders, the shareholders present may proceed with the business of the meeting, notwithstanding that a quorum is not present throughout the meeting.

Notwithstanding the foregoing, if the Corporation has only one shareholder, or only one shareholder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting and a quorum for such meeting.

45.                                                                               Resolutions in Writing

Subject to subsection 240(1) of the Act:

(a)                                 a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders; and

(b)                                 a resolution in writing dealing with all matters required by the Act to be dealt with at a meeting of shareholders, and signed by all the shareholders entitled to vote at that meeting, satisfies all the requirements of the Act relating to meetings of shareholders.

46.                                                                               Joint Shareholders

Where two or more persons hold the same share or shares jointly, any one of such persons present at a meeting of shareholders has the right, in the absence of the other or others, to vote such share or shares, but if more than one of such persons are present or represented by proxy and vote, they shall vote together as one on the share or shares jointly held by them.

SHARES AND TRANSFERS

47.                                                                               Issuance

Subject to the articles of the Corporation and section 50 of the Act, shares in the Corporation may be issued at such time and issued to such persons and for such consideration as the directors may determine.

48.                                                                               Security Certificates

Security certificates (and the form of transfer power on the reverse side thereof), subject to compliance with section 87 of the Act, or non-transferable written acknowledgements of a security holder’s right to obtain a security certificate from the Corporation in respect of securities of the Corporation held by such security holder, shall be in such form as the directors may from time to time by resolution approve and such certificates or acknowledgement shall be manually signed by a director or officer of the Corporation, or by a registrar, transfer agent or branch transfer agent of the Corporation, or by a trustee who certifies it in accordance with a trust indenture, and additional signatures required on a security certificate or acknowledgement may be printed or otherwise mechanically reproduced on such certificate or acknowledgement. If a security certificate or acknowledgement contains a printed or mechanically reproduced signature of a person, the Corporation may issue the security certificate or acknowledgement, notwithstanding that the person has ceased to be a director or an officer of the Corporation, and the security certificate or acknowledgement is as valid as if the person were a director or an officer at the date of its issue.

49.                                                                               Agent

The directors may from time to time by resolution appoint or remove an agent to maintain a central securities register and branch securities registers for the Corporation.

50.                                                                               Surrender of Security Certificates

Subject to the Act, no transfer of a security issued by the Corporation shall be recorded or registered unless and until either (a) the security certificate representing the security to be transferred has been surrendered and cancelled, or (b) if no security certificate has been issued by the Corporation to a registered securityholder in respect of such share, a duly executed security transfer power in a form acceptable to the Corporation and/or its transfer agent in respect thereof has been presented for registration.

51.                                                                               Defaced, Destroyed, Stolen or Lost Security Certificates

In case of the defacement, destruction, theft or loss of a security certificate, the fact of such defacement, destruction, theft or loss shall be reported by the owner to the Corporation or to a trustee, registrar, transfer agent or other agent of the Corporation (if any) acting on behalf of the Corporation, with a statement verified by oath or statutory declaration as to the defacement, destruction, theft or loss and the circumstances concerning the same and with a request for the issuance of a new security certificate to replace the one so defaced, destroyed, stolen or lost. Upon the giving to the Corporation (or, if there is such an agent, then to the Corporation and to such agent) of an indemnity bond of a surety company in such form as is approved by any authorized officer of the Corporation, indemnifying the Corporation (and such agent, if any) against all loss, damage and expense, which the Corporation and/or such agent may suffer or be liable for by reason of the issuance of a new security certificate to such shareholder, and provided the Corporation or such agent does not have notice that the security has been acquired by a bona fide purchaser, a new security certificate may be issued in replacement of the one defaced, destroyed, stolen or lost, if such issuance is ordered and authorized by any authorized officer of the Corporation or by resolution of the directors.

DIVIDENDS

52.                                                                               Declaration and Payment of Dividends

The directors may from time to time by resolution declare and the Corporation may pay dividends on its issued shares, subject to the articles of the Corporation.

The directors shall not declare and the Corporation shall not pay a dividend if there are reasonable grounds for believing that:

(a)                                 the Corporation is, or would after the payment be, unable to pay its liabilities as they become due; or

(b)                                 the realizable value of the Corporation’s assets would thereby be less than the aggregate of its liabilities and stated capital of all classes.

The Corporation may pay a dividend by issuing fully paid shares of the Corporation and, subject to section 76 of the Act, the Corporation may pay a dividend in money or property.

53.                                                                               Joint Securityholders

In case several persons are registered as the joint holders of any securities of the Corporation, any one of such persons may give effectual receipts for all dividends and payments on account of dividends, principal, interest and/or redemption payments on redemption of securities (if any) subject to redemption in respect of such securities.

54.                                                                               Unclaimed Dividends

Any dividend unclaimed after a period of six years from the date on which it has been declared to be payable shall be forfeited and shall revert to the Corporation.

RECORD DATES

55.                                                                               Shareholders’ Meetings

Subject to section 219 of the Act, the directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to receive notice of a meeting of shareholders and/or entitled to vote at a meeting of shareholders, but such record date shall not precede by more than 50 days or by less than 21 days (or such other number of days in either case as may be permitted by the Act from time to time) the date on which the meeting is to be held. Such shareholders shall be determined as at the close of business on the date fixed by the directors, unless otherwise specified by the directors.

If no record date is fixed, the record date for the determination of the shareholders entitled to receive notice of a meeting of the shareholders and to vote shall be:

(a)                                 at the close of business on the day immediately preceding the day on which the notice is given; or

(b)                                 if no notice is given, the day on which the meeting is held.

56.                                                                               Dividends, Distributions or Other Purposes

Subject to section 219 of the Act, the directors may fix in advance a date as the record date for the determination of shareholders (a) entitled to receive payment of a dividend, (b) entitled to participate in a liquidation distribution, (c) for any other purpose except the right to receive notice or to vote at a meeting, but such record date shall not precede by more than 50 days (or such other number of days as may be permitted by the Act from time to time) the particular action to be taken. Such shareholders shall be determined as at the close of business on the date fixed by the directors, unless otherwise specified by the directors.

If no record date is fixed, the record date for the determination of shareholders for any purpose other than to establish a shareholder’s right to receive notice of a meeting or to vote shall be at the close of business on the day on which the directors pass the resolution relating thereto.

57.                                                                               Notice of Record Date

If a record date is fixed, unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date, notice thereof shall be given, not less than seven days before the date so fixed,

(a)                                 by advertisement in a newspaper published or distributed in the place where the Corporation has its registered office and in each place in Canada where it has a transfer agent or where a transfer of its shares may be recorded; and

(b)                                 by written notice to each stock exchange in Canada on which the shares of the Corporation are listed for trading.

SECURITIES OF OTHER ISSUERS HELD BY CORPORATION

58.                                                                               Voting Securities of Other Issuers

All securities of any other body corporate or issuer of securities carrying voting rights held from time to time by the Corporation may be voted at all meetings of shareholders, bondholders, debenture holders or holders of such securities, as the case may be, of such other body corporate or issuer and in such manner and by such person or persons as the directors of the Corporation shall from time to time determine and authorize by resolution. The duly authorized signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote in such names as they may determine without the necessity of a resolution or other action by the directors.

59.                                                                               Custody of Securities

All securities (including warrants) belonging to the Corporation may be issued and held in the name of a nominee or nominees of the Corporation (and if issued or held in the names of more than one nominee shall be held in the names of the nominees jointly with right of survivorship) and shall be endorsed in blank with endorsement guaranteed in order to enable transfer thereof to be completed and registration thereof to be effected.

NOTICES, ETC.

60.                                                                               Service

Any notice or other document required to be given or sent by the Corporation to any shareholder or director or the auditor of the Corporation shall be delivered personally or sent by prepaid mail or by fax, electronic mail or other electronic means capable of producing a written copy addressed to:

(a)                                 such shareholder at such shareholder’s latest address as shown on the records of the Corporation or its transfer agent;

(b)                                 such director at such director’s latest address as shown in the records of the Corporation or in the last notice filed under section 175 or 183 of the Act; and

(c)                                  the auditor of the Corporation at the auditor’s latest address known to the Corporation.

With respect to every notice or other document sent by prepaid mail, it shall be sufficient to prove that the envelope or wrapper containing the notice or other document was properly addressed and put into a post office or into a post office letter box.

61.                                                                               Shareholders Who Cannot be Found

If the Corporation sends a notice or document to a shareholder and the notice or document is returned on three consecutive occasions because the shareholder cannot be found, with at least one such notice or document having been sent to the shareholder’s last known mailing address, the Corporation is not required to send any further notices or documents to the shareholder until the shareholder informs the Corporation in writing of the shareholder’s new address.

62.                                                                               Shares Registered in More than One Name

All notices or other documents shall, with respect to any shares in the capital of the Corporation registered in more than one name, be given to whichever of such persons is named first in the records of the Corporation and any notice or other document so given shall be sufficient notice or delivery of such document to all the holders of such shares.

63.                                                                               Persons Becoming Entitled by Operation of Law

Every person who by operation of law, transfer or by any other means whatsoever shall become entitled to any shares in the capital of the Corporation shall be bound by every notice or other document in respect of such shares which prior to such person’s name and address being entered on the records of the Corporation shall have been duly given to the person or persons from whom such person derives title to such shares.

64.                                                                               Deceased Shareholder

Any notice or other document delivered or sent by post or left at the address of any shareholder as the same appears in the records of the Corporation shall, notwithstanding that such shareholder be then deceased and whether or not the Corporation has notice of such shareholder’s death, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with other persons) until some other person be entered in such shareholder’s stead in the records of the Corporation as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or other document on such shareholder’s heirs, executors or administrators and all persons (if any) interested with such shareholder in such shares.

65.                                                                               Signatures to Notices

The signature of any director or officer of the Corporation to any notice may be written, printed or otherwise mechanically reproduced.

66.                                                                               Proof of Service

A certificate of any officer of the Corporation in office at the time of the making of the certificate or of an agent of the Corporation as to facts in relation to the mailing or delivery or service or other communication of any notice or other documents to any shareholder, director, officer or auditor or as to the publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation, as the case may be.

EXECUTION OF CONTRACTS, ETC.

67.                                                                               Authorization to Sign Contracts

Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by any officer or director and all contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The directors are authorized from time to time by resolution to appoint any other person or persons on behalf of the Corporation either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing. The term “contracts, documents or instruments in writing” as used in this by-law shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, immovable or movable, powers of attorney, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of securities and all paper writings.

68.                                                                               Corporate Seal

The corporate seal, if any, of the Corporation may, when required, be affixed to contracts, documents or instruments in writing signed as aforesaid or by an officer or officers, person or persons appointed as aforesaid by resolution of the board of directors.

69.                                                                               Reproduction of Signatures

The signature or signatures of any officer or director of the Corporation and/or of any other officer or officers, person or persons appointed as aforesaid by resolution of the directors may be printed, engraved, lithographed or otherwise mechanically reproduced upon all contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the Corporation and all contracts, documents or instruments in writing or securities of the Corporation on which the signature or signatures of any of the foregoing officers, directors or persons shall be so reproduced shall be deemed to have been manually signed by such officers, directors or persons whose signature or signatures is or are so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the officers, directors or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of delivery or issue of such contracts, documents or instruments in writing or securities of the Corporation.

70.                                                                               Signature of Cheques, Notes, etc.

All cheques, drafts or orders for the payment of money and all notes, acceptances and bills of exchange shall be signed by such officer or officers or other person or persons, whether or not officers of the Corporation, and in such manner as the directors, or such officer or officers as may be delegated authority by the directors to determine such matters, may from time to time designate.

FINANCIAL YEAR

71.                                                                               The financial year of the Corporation shall end on such day in each year as the board of directors may from time to time by resolution determine.

BORROWING

72.                                                                               Authority of Directors

The directors may and they are hereby authorized from time to time to, without authorization of the shareholders:

(a)                                 borrow money upon the credit of the Corporation;

(b)                                 limit or increase the amount to be borrowed;

(c)                                  issue, reissue, sell or pledge debt obligations of the Corporation;

(d)                                 subject to section 78 of the Act, give a guarantee on behalf of the Corporation to secure payment or performance of an obligation of any person; and

(e)                                  mortgage, hypothecate, charge, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real and personal, movable and immovable, property of the Corporation and the undertaking and rights of the Corporation, to secure any such debt obligations, or to secure any present or future borrowing, liability or obligation of the Corporation, including any guarantee given pursuant to subparagraph 72(d) above.

73.                                                                               Delegation by Directors

The directors may from time to time by resolution delegate to any one or more directors or officers, or to any committee of directors of the Corporation all or any of the powers conferred on the directors by paragraph 72 above to the full extent thereof or such lesser extent as the directors may in any such resolution provide.

74.                                                                               Other Borrowing Powers

The powers hereby conferred shall be deemed to be in supplement of and not in substitution for any other powers to borrow money for the purposes of the Corporation or to do any other acts or things referred to in paragraph 72 above possessed by its directors or officers pursuant to the articles of the Corporation, any other by-law of the Corporation or applicable law.

REPEAL

75.                                                                               Effective Date

This by-law shall be effective as of March 13, 2012.

76.                                                                               Repeal

All previous by-laws of the Corporation are repealed as of the coming into force of this by-law provided that such repeal shall not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under or the validity of any contract or agreement made pursuant to any such by-law prior to its repeal. All officers and persons acting under any by-law so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or board with continuing effect passed under any repealed by-law shall continue to be good and valid except to the extent inconsistent with this by-law and until amended or repealed.